Exhibit 99.1

Press Release	Source: Lincare Holdings Inc.

Lincare Holdings Inc. Announces Second Quarter and First Half 2009 Financial Results

On Monday July 20, 2009, 4:30 pm EDT

CLEARWATER, Fla., July 20 /PRNewswire-FirstCall/ — Lincare Holdings Inc. (Nasdaq: LNCR—News), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the three and six months ended June 30, 2009.

For the quarter ended June 30, 2009, net revenues were $380.4 million, compared with net revenues of $428.4 million for the second quarter of 2008. Net income for the quarter ended June 30, 2009, was $33.5 million, compared with net income of $60.1 million for the second quarter of 2008. Diluted earnings per share were $0.49 for the quarter ended June 30, 2009, compared with $0.79 diluted earnings per share for the comparable prior year period.

Revenues for the six months ended June 30, 2009, were $752.0 million, compared with net revenues of $843.8 million for the comparable period in 2008. Net income for the six months ended June 30, 2009, was $59.5 million, compared with net income of $118.4 million for the first half of 2008. Diluted earnings per share were $0.85 for the six months ended June 30, 2009, compared with $1.55 diluted earnings per share for the comparable period last year.

The reported results include the following items:

•

The Company’s financial results for the three and six months ended June 30, 2009 were impacted by dramatic reductions in Medicare reimbursement for the Company’s primary product lines resulting from the implementation on January 1, 2009 of previously enacted legislation. The legislation included reductions in Medicare payment amounts of 9.5% for certain items of durable medical equipment, including oxygen, additional regulated Medicare price reductions for stationary oxygen equipment of another 2.3% (for a total reduction of 11.8%) and the implementation of a new reimbursement methodology for oxygen equipment from continuous monthly payment for as long as the equipment is in use by a Medicare beneficiary to a capped rental arrangement whereby payment for oxygen equipment may not extend beyond a period of continuous use of 36 months. In a press release dated February 9, 2009, the Company provided an estimate for the full-year impact of these reductions of $240 million to $255 million. Based on activity through the first six months of 2009, the Company does not believe that this estimate needs to be revised at this time.

•

The results for the three and six months ended June 30, 2009, when compared with the same periods last year, also reflect lower Medicare reimbursement for respiratory medications of approximately $7.7 million and $29.7 million, respectively.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in the first half of 2009. While the Medicare changes effective as of January 1st of this year have been challenging, we are experiencing strong growth in our core respiratory business as our competitors struggle to deal with the severe financial consequences of the Medicare price cuts.”

Lincare generated $149.1 million of cash from operating activities during the first six months of 2009 and invested $60.8 million in net capital expenditures. The Company repurchased 6.6 million shares of its common stock during the first half of the year for $150.3 million and common shares outstanding at June 30, 2009 were 67,799,847. As of June 30, 2009, total debt outstanding was $474.9 million and cash and investments were $65.8 million.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to more than 700,000 customers in 48 states through 1,056 local centers.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

The new Medicare oxygen regulations are complex and represent a fundamental change in the payment approach to oxygen. The assumptions used by the Company to develop its preliminary estimates of the financial impact of the oxygen capped rental regulations are highly dependent upon a number of variables, including, (i) the number of Medicare oxygen customers reaching 36 months of continuous service, (ii) the number of customers receiving reimbursable oxygen contents beyond the 36-month rental period, (iii) the ultimate duration of therapy for customers on service beyond 36 months, (iv) the incidence of customers with equipment deemed to be beyond its useful life that may be eligible for new equipment and therefore a new rental episode, (v) payment amounts and coverage guidelines established by the Centers for Medicare and Medicaid Services to reimburse suppliers for maintenance of capped oxygen equipment, and (vi) the extent to which other government and private payors attempt to adopt new oxygen payment rules similar to those now in effect by Medicare. These estimates are subject to change as more information becomes available to the Company and the Company assumes no obligation to update these estimates after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	June 30, 2009	June 30, 2008
		(As adjusted) (1)
Net revenues	$380,359	$428,391

Cost and expenses:
Costs of goods and services	105,484	109,806
Operating expenses	96,745	97,656
Selling, general and administrative expenses	79,716	79,348
Bad debt expense	5,705	6,426
Depreciation and amortization expense	29,996	30,039

Operating income	62,713	105,116

Interest expense, net	8,532	9,023

Income before income taxes	54,181	96,093

Income taxes	20,708	35,963

Net income	$33,473	$60,130

Basic earnings per common share	$0.49	$0.83

Diluted earnings per common share	$0.49	$0.79

Weighted average number of common shares outstanding	67,700,869	72,841,538

Weighted average number of common shares and common share equivalents outstanding	68,097,183	77,315,478

	For the six months ended
	June 30, 2009	June 30, 2008
		(As adjusted) (1)
Net revenues	$752,033	$843,811

Cost and expenses:
Costs of goods and services	208,064	207,393
Operating expenses	193,842	193,934
Selling, general and administrative expenses	165,270	161,543
Bad debt expense	11,280	12,657
Depreciation and amortization expense	59,050	59,603

Operating income	114,527	208,681

Interest expense, net	16,755	17,673

Income before income taxes	97,772	191,008

Income taxes	38,315	72,636

Net income	$59,457	$118,372

Basic earnings per common share	$0.85	$1.62

Diluted earnings per common share	$0.85	$1.55

Weighted average number of common shares outstanding	69,875,545	72,850,787

Weighted average number of common shares and common share equivalents outstanding	70,192,174	77,845,780

(1)	As adjusted for adoption of FSP APB 14-1.

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	June 30, 2009	December 31, 2008
		(As adjusted) (1)
Cash and Investments	$65,801	$133,051

Accounts Receivable, Net	178,711	176,797

Current Assets	280,591	287,122

Total Assets	1,884,783	1,938,809

Current Liabilities	156,454	167,742

Total Debt	474,938	460,947

Stockholders’ Equity	947,863	1,028,326

(1)	As adjusted for adoption of FSP APB 14-1.